UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2014

GT ADVANCED TECHNOLOGIES INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	001-34133 (Commission File Number)	03-0606749 (IRS Employer Identification No.)

243 Daniel Webster Highway
Merrimack, New Hampshire 03054
(Address of Principal Executive Offices, including Zip Code)

(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
As previously disclosed in the Current Report on Form 8-K filed by GT Advanced Technologies Inc. (the “Company”), on October 6, 2014, the Company and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of New Hampshire (the “Bankruptcy Court”) for reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code. The Debtors’ Chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered under the caption In re GT Advanced Technologies Inc., et al, Case No. 14-11916-HJB.
On October 21, 2014, the Debtors entered into an Adequate Protection and Settlement Agreement (the “Settlement Agreement”) with Apple Inc. (“Apple”) and Platypus Development LLC to settle certain claims in connection with the Chapter 11 Cases. Under the terms of the Settlement Agreement, (i) the Debtors will wind down their sapphire materials business (although they will remain in the business of selling: (a) specialty sapphire materials (including titanium-doped sapphire material) and (b) advanced sapphire growth furnaces (“ASFs”)), (ii) the Debtors will sell ASFs, a portion of the proceeds of which sales will be used to satisfy Apple’s claim of $439 million (the “Claim”), (iii) Apple will be deemed to have a perfected security interest in the ASFs located at the Company’s Mesa, Arizona facility (the “Mesa Facility”), and its Claim will be solely recoverable therefrom, (iv) the Debtors will be allowed to secure debtor-in-possession financing using ASFs at the Mesa Facility as collateral and Apple’s security interest in such collateral will be subordinated to the debtor-in-possession financing lender (up to $150 million), (v) Apple will release the Debtors from all exclusivity restrictions relating to the sale of ASFs, (vi) the Company will retain ownership of all intellectual property rights related to its sapphire growth technology and (vii) the parties to the Settlement Agreement will release their claims against one another. The effectiveness of the Settlement Agreement is subject to certain conditions, including its approval by the Bankruptcy Court and the order effecting such approval becoming final and non-appealable.
The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which is filed as Exhibit 10.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Adequate Protection and Settlement Agreement, dated October 21, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT ADVANCED TECHNOLOGIES INC.

/s/ Hoil Kim
Date: October 27, 2014	By:	Hoil Kim
	Its:	Vice President, Chief Administrative Officer,
General Counsel and Secretary